UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2007

Openwave Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Seaport Boulevard Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 480-8000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective October 9, 2007, the Board of Directors of Openwave Systems Inc. (the “Company”) appointed Charles E. Levine to serve on the Board of Directors. Mr. Levine will serve as a Class II director until the 2007 annual meeting of stockholders or until his earlier resignation or removal.

Charles E. Levine, age 54, currently is a private investor and serves as the independent Chairman of the Board for Sierra Wireless, Inc, a wireless data products company. He has previously served as an active board member for companies such as Lexar Media, a digital media storage company, Viisage Technology, Inc., a biometrics and computer network company, and Somera Communications, a telecommunications service and brokerage company. Previously, from 1997 to 2002, Mr. Levine held various positions with Sprint PCS, a wireless communications company, most recently as President. Before joining Sprint PCS, he was President of Octel Link, a voice mail equipment and services provider, and a Senior Vice President of Octel Services from 1994 to 1996. Mr. Levine holds a B.A. in Economics from Trinity College and an M.B.A. from the Kellogg School of Management at Northwestern University. He has also completed the Corporate Governance Course at the Business School at Stanford University and is a member of the Institute of Corporate Directors in Canada.

A copy of the press release announcing the appointment of Charles E. Levine to the Board of Directors of the Company is attached as Exhibit 99.01 to this Current Report on Form 8-K.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.01	Press Release dated October 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPENWAVE SYSTEMS INC.

	By:	/s/ Robert Vrij
	Name:	Robert Vrij
	Title:	President and Chief Executive Officer

Date: October 9, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.01	Press Release dated October 9, 2007.